AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                 REGISTRATION NUMBER 333-_______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------


                              SMARTIRE SYSTEMS INC.
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             (Exact Name of Registrant as specified in its charter)


BRITISH COLUMBIA, CANADA                                                NOT APPLICABLE
-----------------------------------------------------------------------------------------------------
State of other jurisdiction of incorporation or organization            (I.R.S. Employee I.D. Number)


   SUITE 150, 13151 VANIER PLACE, RICHMOND, BRITISH COLUMBIA, CANADA, V6V 2J1
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            Address of Principal Executive Office, including Zip Code


                        2000 STOCK INCENTIVE PLAN (U.S.)
                      2000 STOCK INCENTIVE PLAN (NON-U.S.)
--------------------------------------------------------------------------------
                         Full title of the agreement(s)

                                KEVIN A. CARLSON
                              SMARTIRE SYSTEMS INC.
                          SUITE 150, 13151 VANIER PLACE
                   RICHMOND, BRITISH COLUMBIA, CANADA V6V 2J1
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (604) 276-9884
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          Telephone Number, including area code, of agent for services)


                                   COPIES TO:

                               Mr. Bernard Pinsky
                      Clark Wilson, Barristers & Solicitors
                       Suite 800, 885 West Georgia Street
                        Vancouver, B.C., Canada, V6C 3H1
                            Telephone: (604) 687-5700
--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


                                           PROPOSED      PROPOSED MAXIMUM
      TITLE OF                             MAXIMUM           AGGREGATE         AMOUNT OF
   SECURITIES TO       AMOUNT TO BE     OFFERING PRICE       OFFERING         REGISTRATION
   BE REGISTERED      REGISTERED(1)       PER SHARE            PRICE              FEE
 ------------------- ----------------  ----------------  -----------------  ----------------
Common Stock            1,000,000           $2.677           $2,677,000          $669.29

(1)     Determined pursuant to Rule 457(h)

(2) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low bid and ask prices of shares of common stock as reported on the Nasdaq SmallCap Market on February 13, 2001


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information required by Part I of Form S-8 is included in documents to be sent or given to participants in the plan specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated into this Registration Statement by reference:

        (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000;

        (b) the Company's Definitive Proxy Statement dated October 27, 2000 filed in connection with the Company's 2000 Annual Meeting of Stockholders;

        (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 2000;

        (d) the Company's Current Report on Form 8-K filed with the Commission on October 24, 2000;

        (e) the Company's Current Report on Form 8-K filed with the Commission on January 16, 2001; and

        (f) the description of the Company's common stock contained in the Company's registration statement filed with the Commission under
                Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL


Mr. Bernard Pinsky is both a director of the Company and a partner of the law firm of Clark Wilson, Barristers & Solicitors, the firm providing an opinion regarding the validity of the securities being registered under this Registration Statement and other matters in connection with this Registration Statement. As a director of the Company, Mr. Pinsky is in the class of persons who may receive shares being registered under the Registration Statement. Additionally, Mr. Pinsky beneficially owns 46,500 shares of the Company's common stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles provide, among other things, that, subject to the Company Act (British Columbia), the Company will indemnify each and every director, secretary or assistant secretary and each and every former director, secretary or assistant secretary of the Company against all reasonable losses, costs, charges and expenses properly incurred, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding by reason of his having been a director or secretary or assistant secretary of the Company, if: (a) he acted honestly and in good faith, with a view to the best interests of the Company; and (b) he had reasonable grounds for believing his conduct was lawful.

The Company's Articles further provide that the Company may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee or agent of the Company, or of any corporation of which the Company is a shareholder. Further, the Company is authorized by its Articles to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or of any corporation of which the Company is a shareholder, against any liability which may be incurred by him in that capacity.

Under Section 128 of the Company Act (British Columbia), any indemnity provided by the Company to the following persons is subject to court approval:

        (a)     a director or former director of the Company;

        (b) a director or former director of any corporation of which the Company is or was a shareholder;

        (c) the heirs and personal representatives of any person mentioned in paragraph (a) or (b);

        (d) an officer or former officer of the Company or of a corporation of which the Company is or was a shareholder.

The Company may indemnify such person against all reasonable costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director or officer, including an action brought by the Company or corporation. Indemnification is only possible under Section 128 of the Company Act (British Columbia) if: (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director or officer; and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

ITEM 8. EXHIBITS

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

        5.1     Opinion of Clark, Wilson, Barristers & Solicitors.

        23.1    Consent of KPMG LLP

        23.2    Consent of Clark, Wilson, Barristers & Solicitors (included in
                5.1)

        99.1    2000 Stock Incentive Plan (U.S.)

        99.2    2000 Stock Incentive Plan (Non- U.S.)

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (a) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (b) That for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on February 16, 2001.

SmarTire Systems Inc.

Per:     /s/ Robert Rudman

Robert Rudman, President and Chief Executive Officer, Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                                        DATE
/s/ Robert Rudman                     President, Chief Executive             February  16, 2001
-------------------------------       Officer, and Director
Robert Rudman                         (Principal Executive Officer)

/s/ Kevin Carlson                     Chief Financial Officer,               February 16, 2001
-------------------------------       Managing Director and Director
Kevin Carlson                         (Principal Financial Officer
                                      and Principal Accounting Officer)

/s/ John Bolegoh                      Technical Support Manager and          February 16, 2001
-------------------------------       Director
John Bolegoh

/s/ Lawrence Becerra                  Director                               February 16, 2001
-------------------------------
Lawrence Becerra

/s/ Bernard Pinsky                    Director                               February 16, 2001
-------------------------------
Bernard Pinsky

/s/ Dana Stonerook                    Director                               February 16, 2001
-------------------------------
Dana Stonerook

                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
5.1            Opinion of Clark, Wilson, Barristers & Solicitors.
23.1           Consent of KPMG LLP
23.2           Consent of Clark, Wilson, Barristers & Solicitors (included in 5.1)
99.1           2000 Stock Incentive Plan (U.S.)
99.2           2000 Stock Incentive Plan (Non- U.S.)